PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Media Relations
+331-777-6197
media.relations@univar.com

Univar Announces Resolution of Canadian Tax Dispute
DOWNERS GROVE, Ill., December 14, 2017 — Univar Inc. (NYSE:UNVR) (“Univar”) a global chemical and ingredient distributor and provider of value-added services, announced today that the Canada Revenue Agency did not file an appeal to challenge the Federal Court of Appeal’s judgement issued on October 13, 2017 in Univar’s favor. The Federal Court of Appeal dismissed a previously disclosed assessment of withholding taxes and interest related to restructuring activities from the 2007 acquisition of Univar by investment funds advised by CVC Capital Partners.
About Univar Inc.
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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